UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of Earliest Event Reported): March 4, 2009

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

  Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, the Compensation Committee of the Board of Directors of CardioNet, Inc. (the “Company”) approved strategic retention restricted stock unit grants with respect to 5,000 shares of the Company’s common stock each to Anna McNamara and John F. Imperato.  The foregoing restricted stock grants were made under the Company’s 2008 Equity Incentive Plan and will vest 100% upon the third anniversary of the date of grant; provided that Ms. McNamara and Mr. Imperato remain in the continuous service of the Company through that date.  The Compensation Committee awarded these grants in recognition of the strategic importance of both Ms. McNamara and Mr. Imperato to the Company.  These grants are intended to serve as a retention incentive and to reward Ms. McNamara and Mr. Imperato for their valuable service during a period of transition in the leadership of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

March 10, 2009	By:	/s/ Martin P. Galvan

Name: Martin P. Galvan
Title: Chief Financial Officer